Exhibit 10.3

ADDENDUM TO THE

NORTH PENN BANK AND NORTH PENN BANCORP, INC.
FORM OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS ADDENDUM (this “Addendum”) to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT by and among Thomas A. Byrne (the “Executive”) and North Penn Bank (“Bank”) and North Penn Bancorp, Inc. (“Bancorp”) dated January 4, 2008 (“Agreement”), is made by and among the Executive, the Bank, Bancorp and Norwood Financial Corp. (“Norwood“) as of December 14, 2010 (“Effective Date”).

WHEREAS, the Executive is currently employed by the Bank and Bancorp as Senior Vice President, and is experienced in certain phases of the business of the Bank and Bancorp; and

WHEREAS, Norwood contemplates acquiring Bancorp pursuant to the Agreement and Plan of Merger (“Merger Agreement”) by and among the Bank, Bancorp, and Norwood, dated December 14, 2010; and

WHEREAS, the parties desire to set forth certain modifications to the Agreement as set forth in this Addendum prior to execution of the Merger Agreement, with this Addendum to be effective as of the Effective Date.

NOW, THEREFORE, the parties hereto, intending to be legally bound do hereby agree, that in exchange for the good and valuable consideration to be paid by Norwood, the Bank and Bancorp, this Addendum by and among the Bank, Bancorp, Norwood and the Executive, is hereby made, as follows:

In order to induce the Executive to execute this Addendum and to be bound by its terms, including the provisions contained herein at Section 2, and to remain in the employment with the Bank and Bancorp through the date of the merger of Bancorp and Norwood (“Merger Date”), and to commence employment with Norwood as of the Merger Date and to remain employed with Norwood thereafter, Norwood shall make the following additional payments to the Executive as follows:

1.           Additional Compensation Payments.

a.	Provided that the Executive is an employee in good standing with Norwood as of the date that is one (1) month following the Merger Date, Norwood shall pay the Executive the sum of $50,000; and

b.	Provided that the Executive is an employee in good standing with Norwood as of the date that is twelve (12) months following the Merger Date, Norwood shall pay the Executive the sum of $30,000;

2.           Non-Competition and Non-Solicitation Limitations.

During the period commencing on the Effective Date and ending on the later of: (I) one year following the Merger Date, or (II) three months following the Executive’s termination of employment with Norwood, the Executive agrees not to engage in any Competition (as defined below) with Norwood, Wayne Bank (“Wayne”), Bank or Bancorp or any affiliate or subsidiary of any of the foregoing ( the “Companies”). For purposes of this Addendum, “Competition” means becoming an employee, an officer, a director, a consultant, an agent, partner, an advisory director, a founder or a shareholder or other equity holder (other than acquisitions of not more than one percent (1%) of the outstanding capital stock of, or a similar equity interest in, a corporation or other entity) or in any other capacity with any business organization that is doing business or intends to do business in the Commonwealth of Pennsylvania in the counties of Lackawanna, Wayne, Pike and Monroe and that is engaged or intends to engage in the provision of financial services to the public, including, but not limited to, accepting retail or commercial deposit accounts, making loans or offering trust services, commercial banking, mortgage banking or lease financing, by business entities, including but not necessarily limited to commercial banks, savings associations, trust companies, credit unions and parent companies and subsidiary companies of such business entities (collectively, “Financial Services Companies”). Competition shall also mean engaging in efforts to recruit any employee of the Companies or solicit or induce, attempt to solicit or induce, or assist in the solicitation or inducement of any employee of the Companies to terminate his or her employment with the Companies, or otherwise cease his or her relationship with the Companies, or solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any of the clients, customers or accounts of the Companies that were served by the Companies before or after the Closing of the Merger.

3.           Other Matters.

a.           Perquisites. After the Merger Date, Norwood will maintain membership at the Glen Oak Country Club or reimburse the Executive for such costs in order to facilitate use of such facilities to promote the business of Norwood. After the Merger Date, the Executive will have continued use of the company vehicle maintained by the Bancorp or the Bank as of the Effective Date for the Executive’s business use, including payment for insurance, maintenance and fuel.

b.           Payment Calculation Limits. Notwithstanding anything herein or in the Agreement to the contrary, in the calculation of any payments due to the Executive in accordance with Section 5(c) of the Agreement, compensation attributable to the Executive as a result of the exercise of any stock options to acquire Bancorp common stock or the sale of any stock received upon the exercise of any incentive stock options resulting in a disqualifying disposition (in each case where such transaction occurs after October 1, 2010) shall not be taken into account in the calculation of such payment.

c.           Termination of the Merger Agreement. In the event that the Merger Agreement is terminated by the parties prior to the Merger Date, then this Addendum shall automatically terminate as of the date of such termination of the Merger Agreement, and thereafter be of no further force and effect.

4.           Defined Terms.

Capitalized terms set forth in this Addendum shall have such meaning as defined herein, and if not otherwise defined, then as defined in the Agreement. Except as otherwise set forth herein, the Agreement shall remain in full force and effect as otherwise written.

THE REMAINDER OF THIS PAGE IS BLANK.

SIGNATURE PAGES FOLLOWS.

IN WITNESS WHEREOF, the parties have executed this Addendum to the Agreement as of the date first written above.

/s/ Bridget A. Orue	/s/ Thomas A. Byrne
Witness	Thomas A. Byrne, Executive

NORTH PENN BANCORP, INC.

ATTEST:	By:	/s/ Frederick L. Hickman

/s/ Bridget A. Orue
Asst. Secretary

NORTH PENN BANK

ATTEST:	By:	/s/ Frederick L. Hickman

/s/ Bridget A. Orue
Asst. Secretary

NORWOOD FINANCIAL CORP.

ATTEST:	By:	/s/ Lewis J. Critelli

/s/ Edward C. Kasper
Secretary